EXHIBIT 10.6

FIRST AMENDED AND RESTATED
RECEIVABLES SALE AND CONTRIBUTION AGREEMENT
by and between
T-MOBILE PCS HOLDINGS LLC
as Seller
and
T-MOBILE AIRTIME FUNDING LLC
as Purchaser
Dated as of March 2, 2021

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This FIRST AMENDED AND RESTATED RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of March 2, 2021 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is made by and between T-MOBILE PCS Holdings LLC, a Delaware limited liability company (“T-Mobile PCS”), as the transferor hereunder (in such capacity, the “Seller”) in respect of Receivables and Related Rights purchased by it from time to time from the Originators under the Sale and Conveyancing Agreement, and T-MOBILE AIRTIME FUNDING LLC, a Delaware limited liability company (“T-Mobile Funding”), as transferee hereunder (in such capacity, the “Purchaser”) with respect to the Purchased Assets conveyed from time to time by T-Mobile PCS hereunder.
WHEREAS, T-Mobile PCS and the Purchaser are parties to a receivables sale and contribution agreement, dated as of February 26, 2014 (as amended, supplemented, or otherwise modified prior to the date hereof, the “Existing Agreement”), pursuant to which T-Mobile PCS has been selling, contributing or otherwise conveying to the Purchaser Receivables and Related Rights that T-Mobile PCS has been purchasing under a receivables sale and conveyancing agreement, dated as of February 26, 2014 (as amended, supplemented, or otherwise modified prior to the date hereof, the “Existing Sale and Conveyancing Agreement”), between T-Mobile PCS, as purchaser, and T-Mobile West LLC, T-Mobile Central LLC, T-Mobile Northeast LLC and T-Mobile South LLC (each, an “Originator” and, collectively, the “Originators”), as sellers;
WHEREAS, on the date hereof, T-Mobile PCS and the Originators are amending and restating the Existing Sale and Conveyancing Agreement in its entirety to set forth the terms and conditions pursuant to which T-Mobile PCS will continue to purchase additional Receivables and Related Rights from the Originators from and after the date hereof (the Existing Sale and Conveyancing Agreement as amended and restated on the date hereof and as it may be further amended, supplemented, or otherwise modified from time to time, the “Sale and Conveyancing Agreement”);
WHEREAS, T-Mobile PCS and the Purchaser wish to amend and restate the Existing Agreement in its entirety to set forth the terms and conditions pursuant to which T-Mobile PCS will continue to sell, contribute or otherwise convey Purchased Assets to the Purchaser from time to time from and after the date hereof; and
WHEREAS, the Purchaser desires to transfer the Purchased Assets sold, contributed or otherwise conveyed to it from time to time hereunder to The Toronto-Dominion Bank, as Administrative Agent for the benefit of certain Owners (in such capacity, the “Administrative Agent”), pursuant to that certain fifth amended and restated master receivables purchase agreement, dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time, the “Master Receivables Purchase Agreement”), among the Purchaser, as transferor, T-Mobile PCS, in its individual capacity and as servicer (in such capacity, the “Servicer”), T-Mobile US, Inc., in its capacity as performance guarantor under the Performance Guaranty, T-Mobile USA, Inc., in its capacity as performance guarantor under the Performance Guaranty, the Conduit Purchasers, Committed Purchasers and Funding Agents party thereto from time to time, Billing Gate One LLC, as outgoing purchaser, Landesbank

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Hessen-Thüringen Girozentrale, as outgoing bank purchasing agent, MUFG Bank (Europe) N.V., Germany Branch, as outgoing bank collections agent, and the Administrative Agent;
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01General. Unless otherwise specifically defined in this Agreement, capitalized terms used herein (including in the preamble above) shall have the meanings assigned to them in the Master Receivables Purchase Agreement.
Section 1.02Additional Specific Defined Terms. In addition, when used herein, the following terms shall have the following specified meanings:
“Aggregate Receivables Balance” means, as of any date of determination, the aggregate of the Outstanding Balances of the Receivables that have been sold, contributed or otherwise conveyed by T-Mobile PCS to the Purchaser pursuant to the terms hereof and immediately thereafter have been sold by the Purchaser to the Administrative Agent (on behalf of the Owners) pursuant to the terms of the Master Receivables Purchase Agreement.
“Deferred Payment Amount” shall have the meaning specified in Section 2.04.
“Excess Purchaser Funds” shall have the meaning specified in Section 7.02.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.
“Purchase Date” means, with respect to each Receivable sold, transferred, assigned or otherwise conveyed hereunder, the date on which such Receivable and other related Purchased Assets are conveyed to the Purchaser by T-Mobile PCS in accordance with the terms of this Agreement.
“Purchased Assets” shall mean, with respect to each Receivable sold, transferred, assigned or otherwise conveyed hereunder, such Receivable, all Related Rights relating to such Receivable, and all proceeds (including, without limitation, “proceeds” as defined in the Relevant UCC) thereof, provided that, as agreed and acknowledged in Section 2.01(a), “Purchased Assets” shall not include bare legal title to the related Contract.
“Receivable” shall mean (a) each Outstanding Receivable and (b) each Additional Receivable.

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“Related Rights” shall mean all of T-Mobile PCS’s right, title and interest in, to and under (a) the Related Documents, (b) the Collection Account and (c) without limiting the foregoing, with respect to any Receivable, all of the related Originator’s and T-Mobile PCS’s respective right, title and interest in, to and under:
(A)solely to the extent applicable to such Receivable, all of T-Mobile PCS’s and the applicable Originator’s rights, interests and claims under the related Contract and all guaranties, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;
(B)all security interests, hypothecations, reservations of ownership, liens or other adverse claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract pursuant to which such Receivable was originated, together with all financing statements, registrations, hypothecations, charges or other similar filings or instruments against an Obligor and all security agreements describing any collateral securing such Receivable, if any;
(C)all guarantees, insurance policies and other agreements or arrangements of whatsoever character from time to time supporting of such Receivable whether pursuant to the contract pursuant to which such Receivable was originated, including any obligation of any party under the Related Documents to promptly deposit amounts received in respect of Collections to an account;
(D)all Collections with respect to such Receivable; and
(E)all proceeds of the foregoing, including, without limitation, all related amounts on deposit in the Collection Account.
“RSCA Purchase Price” shall have the meaning specified in Section 2.01(b).
ARTICLE II
TRANSFERS OF PURCHASED ASSETS
Section 2.01Conveyance of Purchased Assets.
(a)Subject to the terms and conditions set forth in this Agreement, on each Business Day from and after the Amendment and Restatement Closing Date, T-Mobile PCS shall sell, transfer, assign, set-over and otherwise convey, and the Purchaser shall purchase or accept as a capital contribution, as set forth in Section 2.01(c), all of T-Mobile PCS’s right, title and interest, whether now owned or hereafter acquired, in and to the Eligible Receivables purchased

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by T-Mobile PCS from the Originators pursuant to the Sale and Conveyancing Agreement and not previously sold to the Purchaser, and all other related Purchased Assets (including all Collections associated with the foregoing), which Receivables will be identified in the Receivables Schedule to be maintained and updated by T-Mobile PCS or the Servicer. Each such sale, transfer, assignment, set-over and conveyance shall be executed without recourse (other than as expressly provided herein). T-Mobile PCS will provide the Servicer with all necessary information to produce the updated Receivables Schedule and, during a Weekly Reporting Period, the Weekly Report. Immediately prior to the sales, contributions or other conveyances contemplated hereunder, T-Mobile PCS will acquire the Receivables from the Originators pursuant to the terms of the Sale and Conveyancing Agreement. In connection with the sales, contributions or other conveyances of the Purchased Assets, including and in particular T-Mobile PCS’s right, title and interest to the Contracts, hereunder from time to time, the parties hereto agree and acknowledge that bare legal title to the Contracts shall not be transferred or otherwise conveyed by T-Mobile PCS to the Purchaser. T-Mobile PCS shall retain for servicing convenience bare legal title to the Contracts to be held by T-Mobile PCS for the benefit of the Administrative Agent (for the benefit of the Owners).
(i)By execution and delivery of this Agreement and delivery of each Receivables Schedule pursuant to Section 2.01(g) to the Purchaser and the Administrative Agent, T-Mobile PCS hereby grants, assigns, sells and contributes to the Purchaser all of its right, title and interest in, to and under the Receivables identified thereon and all related Purchased Assets with respect thereto.
(ii)By execution and delivery of this Agreement and delivery of any Bringdown Receivables File pursuant to Section 2.01(g) to the Purchaser and the Administrative Agent, T-Mobile PCS hereby grants, assigns and sells and contributes to the Purchaser all of its right, title and interest in, to and under the Receivables identified in the Bringdown Receivables File and all Related Rights with respect thereto, in each case, as of the respective Addition Dates listed in each such Bringdown Receivables File with respect to each Receivable identified therein. This Agreement and the transmittal of the electronic listing of the Receivables in the manner described herein shall constitute T-Mobile PCS’s authentication of a record describing the Receivables and the Related Rights so conveyed for purposes of applicable law, including Article 9 of the Relevant UCC in the applicable jurisdictions and law and regulations relating to electronic signatures.
(b)The sales, transfers, assignments, set-overs and conveyances described above shall be made in consideration of the Purchaser’s payment, in respect of each such Purchased Assets, of a purchase price (the “RSCA Purchase Price”) therefor in an amount equal to the Outstanding Balance of each Receivable as of the Purchase Date or any other amount that is mutually agreed upon by T-Mobile PCS and the Purchaser as of the Purchase Date; provided that such RSCA Purchase Price shall be at least equal to the fair market value thereof.

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(c)The RSCA Purchase Price for Purchased Assets purchased by the Purchaser from T-Mobile PCS shall be paid by the Purchaser on each Purchase Date as follows:
(i)to the extent available for such purpose, in cash held by the Purchaser;
(ii)the Deferred Payment Amount; and
(iii)to the extent that available cash and the unpaid Deferred Payment Amount with respect to the Purchased Assets on such date of purchase is less than the RSCA Purchase Price, by a capital contribution by T-Mobile PCS to the Purchaser in respect of T-Mobile PCS’s membership interest in the Purchaser, deemed a concurrent assignment of Receivables and conveyance thereof, in an amount equal to the amounts that remain payable for purchases by the Funding Purchaser following the application of clauses (i) and (ii) above.
(d)The foregoing assignments, transfers, set-overs, and conveyances do not constitute and are not intended to result in a creation or an assumption by the Purchaser of any obligation of T-Mobile PCS or the applicable Originator in connection with the Purchased Assets being so assigned or conveyed, or any agreement or instrument relating thereto, including, without limitation, (i) any obligation to any Obligor and (ii) any taxes, fees, or other charges imposed by any Governmental Authority.
(e)The parties hereto intend and agree that any conveyance hereunder of T-Mobile PCS’s right, title, and interest in and to any Purchased Assets is, and is intended to be, an absolute conveyance and transfer of ownership of such Purchased Assets, conveying good title and ownership, not a transfer to secure a loan or other payment obligation or any transfer subject to any right of redemption, and that such Purchased Assets shall not be part of T-Mobile PCS’s estate in the event of the filing of a bankruptcy petition or other action by or against any such Person under any Insolvency Law. In the event, however, that, notwithstanding such intent and agreement, any conveyance hereunder shall be determined by a court of competent jurisdiction not to be a conveyance of ownership, T-Mobile PCS hereby grants and assigns to the Purchaser a perfected first priority security interest in (i) such Purchased Assets and (ii) all income from and proceeds of the foregoing, and this Agreement shall constitute a security agreement under applicable law, securing the obligations of T-Mobile PCS to the Purchaser hereunder, including the obligation to transfer absolute ownership of such Purchased Assets. If such conveyance is deemed to be the mere granting of a security interest to secure an obligation, the Purchaser may, to secure the Purchaser’s obligations under the Master Receivables Purchase Agreement (to the extent that the transfer of Transferred Assets thereunder is deemed to be a mere granting of security interest to secure an obligation), repledge and reassign (i) all or a portion of the Purchased Assets thereunder pledged to the Purchaser and not released or reconveyed from the security interest of this Agreement at the time of such pledge and assignment and (ii) all income from and proceeds of the foregoing. Such repledge and reassignment may be made by the Purchaser with or without a repledge and reassignment by T-Mobile PCS under this Agreement, and without further notice to or acknowledgment from T-Mobile PCS or any other Person.

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(f)To the extent that T-Mobile PCS retains any interest in the Purchased Assets, T-Mobile PCS hereby grants to the Administrative Agent (for the benefit of the Owners) a security interest in all of T-Mobile PCS’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Purchased Assets, to secure the performance of all of the obligations of T-Mobile PCS hereunder and under the Master Receivables Purchase Agreement. With respect to such security interest and such collateral, the Administrative Agent shall have all of the rights that it has under the Master Receivables Purchase Agreement. The Administrative Agent shall also have all of the rights of a secured creditor under the Relevant UCC.
(g)T-Mobile PCS shall:
(i)on or prior to (x) the Amendment and Restatement Closing Date, with respect to the Receivables being sold, contributed or otherwise conveyed on such date, indicate in its books and records and on the appropriate computer files that such Receivables and the related other Purchased Assets have been sold, contributed or otherwise conveyed to the Administrative Agent (for the benefit of the Owners) in accordance with the Master Receivables Purchase Agreement and (y) each Addition Date, with respect to the additional Receivables being sold, contributed or otherwise conveyed on such date, indicate in its books and records and on the appropriate computer files that such additional Receivables and the related other Purchased Assets have been sold, contributed or otherwise conveyed to the Purchaser in accordance with this Agreement;
(ii)on or prior to the Amendment and Restatement Closing Date and on each Determination Date thereafter, cause the Servicer to deliver to the Purchaser the updated Receivables Schedule; and
(iii)on each Funding Date following the Amendment and Restatement Closing Date, cause the Servicer to deliver to the Purchaser the Bringdown Receivables File.
(h)Each Receivables Schedule and Bringdown Receivables File delivered to the Purchaser by T-Mobile PCS or the Servicer on its behalf shall be deemed to be “signed” for purposes of the Relevant UCC and an authenticated security agreement for purposes of Sections 9-102 and 9-103 of the Relevant UCC.
(i)T-Mobile PCS represents, warrants and agrees that transmission of each Bringdown Receivables File and each Receivables Schedule consisting of, including or accompanied by an electronic file (which may be a PDF or the insertion of the relevant language and names in a Word, Excel or other electronic document) and transmitted either (a) from a Designated Email Address or (b) by a Servicing Officer through a virtual data room (including but not limited to Intralinks) acceptable to the Administrative Agent, shall be evidence of its present intent to adopt or accept such record as the authentication of a security agreement for purposes of Sections 9-102 and 9-203 of any Relevant UCC.

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Section 2.02Assignment of Agreement. The Purchaser has the right to assign its interest under this Agreement to the Administrative Agent (for the benefit of the Owners) as required to effect the purposes of the Master Receivables Purchase Agreement, without further notice to, or consent of, T-Mobile PCS, and the Administrative Agent (on behalf of the Owners) shall succeed to such of the rights of the Purchaser hereunder as shall be so assigned. T-Mobile PCS acknowledges that, pursuant to the Master Receivables Purchase Agreement, the Purchaser will assign all of its right, title and interest in and to all Purchased Assets and its rights hereunder against T-Mobile PCS, to the Administrative Agent (for the benefit of the Owners). T-Mobile PCS agrees that, upon such assignment to the Administrative Agent (for the benefit of the Owners), such interests and rights will run to and be for the benefit of the Administrative Agent (for the benefit of the Owners) and that the Administrative Agent (on behalf of the Owners) may enforce directly, without joinder of T-Mobile PCS, its rights or interests hereunder in respect of the Purchased Assets so conveyed.
Section 2.03Conditions Relating to Sales of Receivables. (a) T-Mobile PCS shall not sell, transfer, assign or otherwise convey Receivables to the Purchaser unless on the applicable Purchase Date the following conditions are satisfied with respect to the Receivables to be sold, transferred, assigned and otherwise conveyed on such date:
(i)on the applicable Purchase Date, all representations and warranties of T-Mobile PCS contained in this Agreement shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date (other than representations and warranties which specifically relate to an earlier date, which shall be true and correct in all material respects as of such earlier date);
(ii)T-Mobile PCS shall have filed on or prior to the applicable Purchase Date, as required by Section 4.01, the financing statement(s), naming T-Mobile PCS, as seller, and the Purchaser, as purchaser, with respect to the Purchased Assets, in such a manner and in such jurisdictions as are necessary to perfect the transfer of T-Mobile PCS’s interest in the Purchased Assets to the Purchaser;
(iii)if such Purchase Date occurs on a Funding Date, T-Mobile PCS shall have delivered to the Purchaser an executed Bringdown Receivables File relating to the applicable Purchased Assets required to be covered by such Bringdown Receivables File; and
(iv)all Collections required to have been deposited in the Collection Account prior to such Purchase Date shall have been so deposited.
If an Insolvency Event relating to T-Mobile PCS shall have occurred, T-Mobile PCS shall on the date of such Insolvency Event immediately cease to sell additional Receivables to the Purchaser. Notwithstanding any cessation of the sale to the Purchaser of additional Receivables, Receivables sold to the Purchaser prior to the occurrence of such Insolvency Event, and Collections in respect of such Receivables, shall continue to be a part of the Purchased Assets and shall be allocated and distributed to the Purchaser in accordance with the terms of this Agreement and the Master Receivables Purchase Agreement. Upon the occurrence of an

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Insolvency Event, T-Mobile PCS shall promptly give notice of such Insolvency Event to the Servicer and the Administrative Agent.
Section 2.04Deferred Payment Amount. The Purchaser covenants and agrees to immediately after receipt thereof remit and transfer to T-Mobile PCS any amounts received by the Purchaser (as transferor under the Master Receivables Purchase Agreement) pursuant to Section 2.8(d)(ii) of the Master Receivables Purchase Agreement (collectively, the “Deferred Payment Amount”). The parties acknowledge and agree that the Deferred Payment Amount: (a) will reflect an allocation of 5% of the aggregate amount of the Outstanding Balances of the Receivables which became Written-Off Receivables and an allocation of 5% of the aggregate amount of Recoveries, and (b) will vary inversely to the amount of such Written-Off Receivables net of such Recoveries.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
T-Mobile PCS, upon execution and delivery of this Agreement by T-Mobile PCS in respect of conveyances hereunder, and on each Purchase Date, makes the following representations and warranties, on which the Purchaser will rely in purchasing and accepting conveyance of the Purchased Assets on the relevant Purchase Date. Such representations and warranties (unless expressly stated otherwise) speak as of the relevant Purchase Date, but shall survive the conveyance of the Purchased Assets by the Purchaser pursuant to the Master Receivables Purchase Agreement.
Section 3.01Representations and Warranties. T-Mobile PCS hereby represents and warrants to the Purchaser as of the Amendment and Restatement Closing Date and each Purchase Date thereafter that:
(a)Organization and Good Standing. T-Mobile PCS is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, and has the limited liability power to own its assets and to transact the business in which it is currently engaged. T-Mobile PCS is duly qualified to do business as a foreign company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of T-Mobile PCS or the Purchaser or T-Mobile PCS’s ability to perform its duties hereunder. T-Mobile PCS is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction in order to originate, acquire or own, and (for so long as T-Mobile PCS is the Servicer or a permitted subservicer of the Servicer) service the Receivables in accordance with the terms of the Master Receivables Purchase Agreement;
(b)Authorization; Binding Obligation. T-Mobile PCS has the power and authority to make, execute, deliver and perform this Agreement and the other Related Documents to which T-Mobile PCS is a party and all of the transactions contemplated under this Agreement

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and the other Related Documents to which T-Mobile PCS is a party, and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Related Documents to which T-Mobile PCS is a party. This Agreement and the other Related Documents to which T-Mobile PCS is a party have been duly executed and delivered by T-Mobile PCS and constitute the legal, valid and binding obligation of T-Mobile PCS, enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification hereunder, and by the availability of equitable remedies;
(c)No Consent Required. T-Mobile PCS is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Related Documents to which T-Mobile PCS is a party;
(d)No Violations. T-Mobile PCS’s execution, delivery and performance of this Agreement and the other Related Documents to which it is a party will not violate any provision of any existing law or regulation or any order or decree of any court or the certificate of formation or limited liability company agreement of T-Mobile PCS, or constitute a material breach of any mortgage, indenture, contract or other agreement to which T-Mobile PCS is a party or by which it or any of its properties may be bound;
(e)Separateness from the Purchaser. T-Mobile PCS is, and all times since its organization has been, operated in such a manner that it would not be substantively consolidated with the Purchaser and such that the separate existence of the Purchaser would not be disregarded in the event of a bankruptcy or insolvency of T-Mobile PCS;
(f)No Conflict. The execution and delivery by T-Mobile PCS of this Agreement and the performance by T-Mobile PCS of the transactions contemplated by this Agreement and the fulfillment by T-Mobile PCS of the terms hereof applicable to T-Mobile PCS, will not conflict with or violate any organizational documents or by-laws applicable to T-Mobile PCS or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which T-Mobile PCS is a party or by which it or its properties are bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements which do not affect the legality, validity or enforceability of any of such agreements or the Receivables and which, individually or in the aggregate, would not have a material adverse effect on T-Mobile PCS or the transactions contemplated by, or its ability to perform its obligations under, this Agreement);
(g)No Proceedings. There are no Proceedings or investigations pending or, to the best knowledge of T-Mobile PCS, threatened, against T-Mobile PCS before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the

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consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of T-Mobile PCS, would materially and adversely affect the performance by T-Mobile PCS of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement which, in each case, if adversely determined would be reasonably likely to result in a material adverse effect on the transactions contemplated by, or T-Mobile PCS’s ability to perform its respective obligations under, this Agreement; and
(h)Insolvency. T-Mobile PCS, on the date of and after giving effect to conveyances made hereunder, is solvent, no Insolvency Event with respect to T-Mobile PCS has occurred and the transfer of the Purchased Assets by T-Mobile PCS to the Purchaser has not been made in contemplation of the occurrence thereof.
Section 3.02Receivables Representations and Warranties. T-Mobile PCS hereby represents and warrants to the Purchaser that the representations and warranties set forth in Section 3.2 of the Master Receivables Purchase Agreement are true and correct as of the Amendment and Restatement Closing Date and as of each other relevant Purchase Date, in each case, with respect to the applicable Receivables being conveyed to the Purchaser on each such date. The representations and warranties set forth in Section 3.2 of the Master Receivables Purchase Agreement shall survive the transfers and assignments of the Receivables by T-Mobile PCS to the Purchaser pursuant to the terms hereof, and the sales, transfers, assignments and conveyances of the Receivables by the Purchaser to the Administrative Agent (for the benefit of the Owners) pursuant to the Master Receivables Purchase Agreement. Upon discovery by any Authorized Officer of T-Mobile PCS of a breach of any of the representations or warranties set forth in Section 3.2 of the Master Receivables Purchase Agreement, T-Mobile PCS shall give notice to the Purchaser and the Administrative Agent within five (5) Business Days following such discovery; provided that failure to give notice within five (5) Business Days does not preclude subsequent notice.
Section 3.03Survival of Representations; Reliance. The representations and warranties set forth in Section 3.01 shall survive the sale, contribution or other conveyance of the Receivables to the Purchaser. T-Mobile PCS hereby acknowledges that the Purchaser intends to rely on the representations hereunder in connection with representations made by the Purchaser to secured parties, assignees or subsequent transferees including but not limited to transfers made by the Purchaser to the Administrative Agent (for the benefit of the Owners) pursuant to the Master Receivables Purchase Agreement, and T-Mobile PCS hereby consents to such reliance.
ARTICLE IV
PERFECTION OF TRANSFER AND PROTECTION
OF SECURITY INTERESTS
Section 4.01Filing. On or prior to the Amendment and Restatement Closing Date, T-Mobile PCS shall confirm that all financing statement(s) naming T-Mobile PCS, as seller, and the Purchaser, as purchaser, of the Purchased Assets, required or contemplated hereunder have been filed in such a manner and in such jurisdictions as are necessary to perfect

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the transfer of T-Mobile PCS’s interest in the Purchased Assets to the Purchaser. If the Administrative Agent (on behalf of the Owners) notifies T-Mobile PCS and the Purchaser that additional financing statement(s) (and/or any related amendments) should be filed in connection with the amendment and restatement of the Existing Agreement, T-Mobile PCS shall deliver a file-stamped copy of such financing statements (and any related amendments) or other evidence of such filings to the Purchaser and the Administrative Agent promptly after receipt thereof by T-Mobile PCS. In addition, from time to time T-Mobile PCS shall take or cause to be taken such actions and execute such documents as are necessary or desirable or as the Purchaser may reasonably request to perfect, maintain and protect the Purchaser’s interest in the Purchased Assets against all other Persons, including, without limitation, the timely filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

Section 4.02Name Change or Reorganization.
(a)Until the date on which the Master Receivables Purchase Agreement is no longer in effect, T-Mobile PCS shall not change its name, type of organization or organizational jurisdiction for which financing statements have been filed in accordance with the Related Documents, without first (i) giving at least thirty (30) days’ prior written notice to the Purchaser and the Administrative Agent and (ii) delivering to the Purchaser an Opinion of Counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first priority perfected ownership interest of the Purchaser in the Purchased Assets.
(b)If any change in T-Mobile PCS’s name, type of organization or organizational jurisdiction or other action would make any financing or continuation statement or notice of ownership interest or lien filed in connection with any Related Document seriously misleading within the meaning of applicable provisions of the Relevant UCC or any title statute, or would otherwise impair the perfection of any lien contemplated hereunder or under any other Related Document, T-Mobile PCS, no later than thirty (30) days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s interests herein and in the Purchased Assets and the Collections associated therewith. In addition, T-Mobile PCS shall not change its organizational jurisdiction for which financing statements have been filed in accordance with the Related Documents, unless it has first taken such action as is necessary to preserve and protect the Purchaser’s interest in the Purchased Assets.
Section 4.03Sale Treatment. T-Mobile PCS and the Purchaser shall treat each conveyance of Purchased Assets made hereunder for all purposes (including financial accounting purposes) as a sale and purchase, and in all events as a conveyance of ownership, on all of its relevant books, records, financial statements and other applicable documents. Notwithstanding anything to the contrary stated herein, T-Mobile PCS and the Purchaser hereby agree that, except as otherwise required by applicable law, the conveyance of the Purchased Assets made hereunder

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shall be treated as a loan by the Purchaser to T-Mobile PCS of the proceeds of such conveyance for U.S. federal income tax purposes and state or local income tax and transactional tax purposes.
ARTICLE V
REMEDIES UPON MISREPRESENTATION
Section 5.01Breach of Representations and Warranties. In the event that the Purchaser, pursuant to Section 2.12 of the Master Receivables Purchase Agreement, repurchases Ineligible Receivables and other Purchased Assets from the Administrative Agent (on behalf of the Owners), such Ineligible Receivables and other Purchased Assets shall immediately thereafter be repurchased by T-Mobile PCS from the Purchaser, automatically, and without further action by the Purchaser or T-Mobile PCS, on the same date, for the same amount and on the same terms of the corresponding repurchases by the Purchaser to take place under Section 2.12 of the Master Receivables Purchase Agreement. All of the retransfers of Ineligible Receivables contemplated by this Section 5.01 shall occur without recourse to, and without warranty of any kind deemed to have been made by, the Purchaser, and all representations and warranties are hereby expressly disclaimed. Upon payment of the amounts described in this Section 5.01, the Purchaser shall assign to T-Mobile PCS all of the Purchaser’s right, title and interest in the Ineligible Receivables and other Purchased Assets, in each case received and released from the Purchaser in accordance with the Master Receivables Purchase Agreement, without recourse, representation or warranty.
Section 5.02Retransfer of Written-Off Receivables. In the event that the Administrative Agent (on behalf of the Owners), pursuant to Section 2.13 of the Master Receivables Purchase Agreement, retransfers Imminent Written-Off Receivables to the Purchaser, then such Imminent Written-Off Receivables shall immediately thereafter be retransferred by the Purchaser to T-Mobile PCS, automatically, and without any further action by the Purchaser or T-Mobile PCS. All of the retransfers of Imminent Written-Off Receivables contemplated by this Section 5.02 shall occur without recourse to, and without warranty of any kind deemed to have been made by, the Purchaser, and all representations and warranties are hereby expressly disclaimed. In connection with the retransfers of Imminent Written-Off Receivables contemplated by this Section 5.02, the Purchaser shall assign, set over and otherwise convey to T-Mobile PCS all of the Purchaser’s right, title, and interest to the Imminent Written-Off Receivables. For purposes of this Section 5.02, the Purchaser shall be prohibited from retransferring Receivables to T-Mobile PCS if at the time of such retransfer, and after giving effect thereto, the aggregate Outstanding Balances immediately prior to the retransfer for all retransferred Imminent Written-Off Receivables during the past twelve (12) months would exceed 10.00% of the Aggregate Receivables Balance. For the avoidance of doubt, such limit described in the immediately preceding sentence shall not apply to transfers from the Administrative Agent to the Purchaser pursuant to Section 2.13 of the Master Receivables Purchase Agreement.
Section 5.03[Reserved].

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Section 5.04EPS/HPP Receivables Retransfer. In the event that EPS/HPP Receivables are automatically retransferred to the Purchaser pursuant to Section 2.22 of the Master Receivables Purchase Agreement, then such EPS/HPP Receivables shall immediately thereafter be retransferred by the Purchaser to T-Mobile PCS, automatically, and without any further action by the Purchaser or T-Mobile PCS. All of the retransfers of EPS/HPP Receivables contemplated by this Section 5.04 shall occur without recourse to, and without warranty of any kind deemed to have been made by, the Purchaser, and all representations and warranties are hereby expressly disclaimed. In connection with the retransfers of EPS/HPP Receivables contemplated by this Section 5.04, the Purchaser shall assign, set over and otherwise convey to T-Mobile PCS all of the Purchaser’s right, title, and interest to the EPS/HPP Receivables.
Section 5.05[Reserved].
Section 5.06T-Mobile PCS Deposits. T-Mobile PCS hereby agrees, for the benefit of the Purchaser and its permitted assignees under the Related Documents, that, in the event that the Purchaser is required or elects to deposit funds in any amount into the Collection Account with respect to (A) Ineligible Receivables pursuant to Section 2.12 of the Master Receivables Purchase Agreement or (B) Receivables subject to any downward adjustments contemplated by Section 6.15 of the Master Receivables Purchase Agreement, then in each case, T-Mobile PCS shall make a deposit of funds into the Collection Account in such amount on behalf of the Purchaser and in satisfaction of the Purchaser’s obligations under Section 2.12 or Section 6.15 of the Receivables Purchase Agreement (as the case may be). To the extent that T-Mobile PCS deposits amounts into the Collection Account in satisfaction of the Purchaser’s obligations under Section 2.12 of the Master Receivables Purchase Agreement, T-Mobile PCS shall also satisfy its obligations pursuant to the corresponding provisions set forth in Sections 5.01 through 5.04 above.
ARTICLE VI
COVENANTS
Section 6.01Compliance with Law. T-Mobile PCS will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables or the ability of T-Mobile PCS to perform its obligations under the Related Documents in all material respects.
Section 6.02Performance of Contracts. T-Mobile PCS will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policies in regard to each Receivable and related other Purchased Assets.

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Section 6.03No Adverse Claims. T-Mobile PCS will not sell, pledge, assign (by operation of law or otherwise) or transfer to any other Person, or otherwise dispose of, or grant, create, incur, assume or suffer to exist any Lien (arising through or under T-Mobile PCS) upon or with respect to, any Receivable and related other Purchased Assets or any interest therein, or assign any right to receive income in respect thereof, or take any other action inconsistent with the Purchaser’s ownership of, the Purchased Assets, except to the extent arising under any Related Document, and T-Mobile PCS shall not claim any ownership interest in any Receivable and related other Purchased Assets and shall defend the right, title and interest of the Purchaser in, to and under the Purchased Assets against all claims of third parties claiming through or under T-Mobile PCS. T-Mobile PCS shall not grant to any Person other than the Purchaser a security interest in (a) Collections prior to the time they are deposited in the Collection Account pursuant to Section 2.8 of the Master Receivables Purchase Agreement, or (b) Collections held in the Collection Account or the Collection Account itself. T-Mobile PCS shall notify the Purchaser promptly after becoming aware of any Lien arising through or under T-Mobile PCS on any Purchased Assets other than the conveyances hereunder.
Section 6.04Modification of Receivables. Except as provided in Section 3.7(u) and Section 6.5(c) of the Master Receivables Purchase Agreement, T-Mobile PCS will not (a) extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable in a manner that would result in the Dilution of such Receivable or that would otherwise prevent such Receivable from being an Eligible Receivable unless, in each case, T-Mobile PCS shall have been deemed to have received a Collection in respect of such Receivable, or (b) amend, modify or waive in any material respect any term or condition relating to payments under or enforcement of any Contract related thereto.
Section 6.05Marking of Records. At its expense, T-Mobile PCS will maintain records evidencing the Purchased Assets with a legend evidencing that such Purchased Assets have been sold in accordance with this Agreement.
Section 6.06Sales Tax. Pursuant to the Sale and Conveyancing Agreement, the Originators will pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due.
Section 6.07Obligations of T-Mobile PCS. Except as otherwise expressly provided herein, the obligations of T-Mobile PCS to make the deposits and other payments contemplated by this Agreement are absolute and unconditional and all payments to be made by T-Mobile PCS under or in connection with this Agreement shall be made free and clear of, and T-Mobile PCS hereby irrevocably and unconditionally waives all rights of, any counterclaim, set-off, deduction or other analogous rights or defenses, in connection with such obligations, which it may have against the Purchaser. All stamp, documentary, registration or similar duties or taxes, including withholding taxes and any penalties, additions, fines, surcharges or interest relating thereto, which are imposed or chargeable in connection with this Agreement shall be paid by T-Mobile PCS; provided that the Purchaser shall be entitled, but not obliged, to pay any such duties or taxes whereupon T-Mobile PCS shall on demand indemnify such party against those duties or taxes and against any costs and expenses so incurred by it in discharging them.

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Section 6.08Books of Account. At all times, T-Mobile PCS and the Purchaser will maintain books of account, with the particulars of all monies, goods and effects belonging to or owing to T-Mobile PCS or the Purchaser or paid, received, sold or purchased in the course of T-Mobile PCS’s or the Purchaser’s business, and of all such other transactions, matters and things relating to the business of T-Mobile PCS or the Purchaser.
Section 6.09Corporate Existence; Merger or Consolidation.
(a)Except as otherwise provided in this Section 6.09, T-Mobile PCS will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of its jurisdiction of formation, and T-Mobile PCS will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Related Documents and any of the Purchased Assets which have been conveyed under a Related Document, and to perform its duties under this Agreement.
(b)Any Person into which T-Mobile PCS may be merged or consolidated, or any entity resulting from such merger or consolidation to which T-Mobile PCS is a party, or any Person succeeding to the business of T-Mobile PCS, shall be successor to T-Mobile PCS hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
(c)T-Mobile PCS will remain the sole member of the Purchaser.
Section 6.10Separate Existence.
(a)Each of T-Mobile PCS and the Purchaser shall hold itself out to the public as a legal entity separate and distinct from any other person and conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its affiliates).
(b)Neither T-Mobile PCS nor the Purchaser will take any action with respect to Purchaser or its assets that is inconsistent with statements made in clause (a).
(c)T-Mobile PCS will not take any action that would cause the Purchaser to contravene the separateness covenants set forth in Section 3.6(p) of the Master Receivables Purchase Agreement.
Section 6.11Notice of Breach. Upon discovery by T-Mobile PCS or the Purchaser of a breach of any of the representations and warranties in Section 3.01 or Section 3.02 of this Agreement, the party discovering such breach shall give written notice to the other party and the Administrative Agent within five (5) Business Days following such discovery, provided that failure to give notice within five (5) Business Days does not preclude subsequent notice.

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ARTICLE VII
CERTAIN OTHER AGREEMENTS
Section 7.01Security Interests. T-Mobile PCS will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Purchased Assets, whether now existing or hereafter transferred to the Purchaser, or any interest therein (except as otherwise permitted in the Related Documents). T-Mobile PCS will immediately notify the Purchaser of the existence of any lien on any Purchased Assets; and T-Mobile PCS shall defend the right and interest of the Purchaser in, to and under the Purchased Assets, against all claims of third parties.
Section 7.02Application of Excess Purchaser Funds. On each Business Day, to the extent that the Purchaser has available cash that is not otherwise being used for repurchases of Ineligible Receivables or payment of its other obligations under the Related Documents (such excess cash, “Excess Purchaser Funds”), the Purchaser shall use such Excess Purchaser Funds to make the following purchases or allocations in the following order of priority:
(a)pay to T-Mobile PCS the RSCA Purchase Price for new Receivables pursuant to the terms and conditions of Article II hereof; and
(b)to the extent any Excess Purchaser Funds are remaining following the application of clause (a), make a dividend payment to T-Mobile PCS, in respect of T-Mobile PCS’s membership interest in the Purchaser (so long as such dividend payment is not otherwise prohibited by the terms of the Master Receivables Purchase Agreement).
Section 7.03Delivery of Collections. T-Mobile PCS agrees to pay to the Servicer promptly any misdirected Collections received by T-Mobile PCS in respect of the Receivables, for application in accordance with Section 2.8 of the Master Receivables Purchase Agreement.
Section 7.04Separate Entity Existence. T-Mobile PCS shall cooperate with the Purchaser in complying with, and as sole member of the Purchaser agrees to cause the Purchaser to comply with, in all material respects, the covenants of the Purchaser set forth in Section 3.6, Section 3.9 and Section 3.10 of the Master Receivables Purchase Agreement.
Section 7.05Right of First Refusal. To the extent that the Purchaser has elected to trigger its right of first refusal to repurchase Receivables from the Administrative Agent under the Master Receivables Purchase Agreement (pursuant to Section 9.17 thereof), T-Mobile PCS or one (or more) of the Originators shall have a right of first refusal to repurchase such Receivables in cash at the same price (and in the same manner) as set forth with respect to the Purchaser’s right of first refusal pursuant to Section 9.17 of the Master Receivables Purchase Agreement.
Section 7.06Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the parties hereto mutually agree to terminate this

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Agreement; provided, that the parties agree that this Agreement may not be terminated until the Purchaser has satisfied all of its payment obligations to the Owners, the Administrative Agent and the Funding Agents under the Master Receivables Purchase Agreement.
Section 7.07T-Mobile PCS Indemnification. T-Mobile PCS hereby undertakes, in favor of the Purchaser, the Owners and the Funding Agents, the Purchaser’s indemnification obligations as set forth in Article VIII of the Master Receivables Purchase Agreement, mutatis mutandis, and agrees that any obligee in respect of such obligations may obtain satisfaction of such obligations directly from T-Mobile PCS without first resorting to the Purchaser, in each case as if T-Mobile PCS had itself directly entered into such obligation in favor of such obligee.
Section 7.08Operation of Indemnities. Indemnification under this Article VII shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.  If T-Mobile PCS has made any indemnity payments to the Purchaser pursuant to this Article VII and the Purchaser thereafter collects any of such amounts from others, the Purchaser will repay such amounts collected to T-Mobile PCS, except that any payments received by the Purchaser from an insurance provider as a result of the events under which T-Mobile PCS’s indemnity payments arose shall be repaid prior to any repayment of the Purchaser’s indemnity payment.
ARTICLE VIII
MISCELLANEOUS
Section 8.01Amendment. (a) This Agreement may be amended from time to time by T-Mobile PCS and the Purchaser, by a written instrument signed by each of them, without the consent of the Administrative Agent (on behalf of the Owners), in order to (i) cure any ambiguity, or (ii) correct or supplement any provision herein or in any amendment hereto that may be inconsistent with any other provision herein or in any amendment hereto; provided, however, that T-Mobile PCS shall have delivered to the Administrative Agent an Officer’s Certificate, dated the date of any such amendment, to the effect that T-Mobile PCS reasonably believes that taking such action will not have an Adverse Effect. Additionally, notwithstanding the preceding sentence, this Agreement may be amended by T-Mobile PCS and the Purchaser, by a written instrument signed by each of them, without the consent of the Administrative Agent (on behalf of the Owners), to add, modify or eliminate such provisions as may be necessary or advisable in order to enable the Purchaser to avoid the imposition of state or local income or franchise taxes imposed on the Purchaser’s property or its income; provided, however, that (x) T-Mobile PCS delivers to the Administrative Agent an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, and (y) such amendment does not affect the rights, duties or obligations of the Administrative Agent hereunder.
(b)This Agreement may also be amended from time to time by T-Mobile PCS and the Purchaser with the consent of the Administrative Agent (on behalf of the Owners), in accordance with the terms of the Master Receivables Purchase Agreement.

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(c)Promptly after the execution of any such amendment (other than an amendment pursuant to clause (a)), the Purchaser shall furnish notification of the substance of such amendment to the Administrative Agent. The Administrative Agent will deliver or otherwise make such notification available to the Owners.
(d)It shall not be necessary for the consent of the Owners under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Owners shall be subject to such reasonable requirements as the Administrative Agent may prescribe.
Section 8.02Notices. All notices, demands, certificates, requests and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one (1) Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telefax transmission with a confirmation or receipt, in all cases addressed to the recipient as follows:
(i)If to T-Mobile PCS:
T- Mobile PCS Holdings LLC
12920 SE 38th Street
Bellevue, WA 98006
Attention:    Johannes Thorsteinsson
Facsimile No.:    (425) 383-4840
With a copy to:
T- Mobile PCS Holdings LLC
12920 SE 38th Street
Bellevue, WA 98006
Attention:    General Counsel
Facsimile No.:    (425) 383-4840
With a copy to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Facsimile: (212) 849-5608
Attention: Sagi Tamir
(ii)    If to the Purchaser:
T-Mobile Airtime Funding LLC
12920 S.E. 38th Street

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Bellevue, WA 98006
Attention:    Johannes Thorsteinsson
Facsimile No.:    (425) 383-4840
With a copy to:
T-Mobile Airtime Funding LLC
12920 SE 38th Street
Bellevue, WA 98006
Attention: General Counsel
Facsimile: (425) 383-4840
With a copy to:
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Facsimile: (212) 849-5608
Attention: Sagi Tamir
Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.
Section 8.03Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, with respect to the subject matter hereof are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.
Section 8.04Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
Section 8.05Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive conveyance of the Purchased Assets by the Purchaser to the Administrative Agent (for the benefit of the Owners) pursuant to the Master Receivables Purchase Agreement.
Section 8.06Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of law thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.
Section 8.07No Bankruptcy Petition. The parties hereto covenant and agree that, prior to the date that is two (2) years and one (1) day after the payment in full of all amounts owing to the Owners pursuant to the terms of the Master Receivables Purchase Agreement in respect of all outstanding payment obligations, it will not institute against, or solicit or join in or cooperate with or encourage any Person to institute against, the Purchaser or the Administrative

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Agent, any bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 8.07 will survive the termination of this Agreement.
Section 8.08Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid or unenforceable, then such covenants, agreement, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 8.09No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser or T-Mobile PCS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive (except to the extent specifically provided herein) of any other rights, remedies, powers or privileges provided by law.
Section 8.10Counterparts. This Agreement may be executed in two or more counterparts, including by electronic imaging transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
Section 8.11Other Agreements. The parties hereto agree that, to the extent the parties enter into other agreements relating to the transactions contemplated hereby, the terms and conditions of this Agreement and the other Related Documents shall govern any provisions herein which may be inconsistent with any provisions of the other agreements.
Section 8.12JURISDICTION. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.
Section 8.13 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER

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AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OF THIS AGREEMENT OR A RELATED DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT.
Section 8.14Parties’ Agreement. The parties hereto agree to the following terms and conditions: (a) on the Amendment and Restatement Closing Date, T-Mobile PCS holds all of the outstanding membership interests of the Purchaser, (b) T-Mobile PCS shall, so long as this Agreement remains in effect, remain the sole member of the Purchaser, (c) the Purchaser is a special and limited purpose limited liability company whose limited purpose reasonably relates to the telecommunications industry, and (d) the transactions contemplated hereby shall constitute arms-length sales, assignments, conveyances, transfers and other dispositions of assets or rights by T-Mobile PCS to the Purchaser.
Section 8.15Further Assurances. The Purchaser and T-Mobile PCS agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party or the Administrative Agent more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the Relevant UCC or other law of any applicable jurisdiction.
Section 8.16Third-Party Beneficiaries. The parties hereto hereby agree that each of the Owners and the Funding Agents shall be an intended third-party beneficiary of this Agreement, entitled to enforce this Agreement against T-Mobile PCS and the Purchaser as if each such Person were a party hereto.
[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

T-MOBILE PCS HOLDINGS LLC

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Authorized Signatory
Signature Page to Amended and Restated Receivables Sale and Contribution Agreement
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T-MOBILE AIRTIME FUNDING LLC

By:	/s/ Johannes Thorsteinsson
	Name:	Johannes Thorsteinsson
	Title:	Authorized Signatory
Signature Page to Amended and Restated Receivables Sale and Contribution Agreement
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